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                                                                   EXHIBIT 10.17

                              AMENDED AND RESTATED
                       ADMINISTRATIVE SERVICES AGREEMENT

         This Amended and Restated Administrative Services Agreement ("Agreement") is entered into as of January 1, 1997 between Orbital Sciences Corporation, a Delaware corporation ("Orbital"), and ORBCOMM Global, L.P., a Delaware limited partnership.

                              W I T N E S S E T H:

         WHEREAS, Orbital and ORBCOMM Global L.P. entered into that certain Administrative Services Agreement dated September 12, 1995, pursuant to which Orbital agreed to perform on behalf of ORBCOMM Global and its affiliated partnerships, ORBCOMM USA, L.P. and ORBCOMM International Partners, L.P. (collectively, "ORBCOMM Global") certain services, which agreement the parties hereby wish to amend and restate in its entirety.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1 - SERVICES TO BE PROVIDED

         Section 1.1 - Orbital Services. Orbital shall provide to ORBCOMM Global the services specified on Schedules 1 and 2 hereto (the "Services").

         Section 1.2 - Manner of Furnishing Services. Orbital shall render and perform the Services as an independent contractor in accordance with the standards it employs for furnishing such services to itself or its subsidiaries at the time the Services are provided, subject to the provisions of this Agreement and to all applicable governmental laws, rules and regulations. Notwithstanding the foregoing, in providing the Services, Orbital and its directors, officers and employees shall not be responsible, or have any liability, for the accuracy, completeness or timeliness of any advice or service or any report, filing or other document that it or any of them provides, prepares or assists in preparing except to the extent that any inaccuracy, incompleteness or untimeliness arises from the gross negligence or willful misconduct of Orbital or such directors, officers or employees.
ORBCOMM Global shall indemnify, defend and hold harmless Orbital and its directors, officers and employees from and against any and all damage, cost, loss, liability and expense (including reasonable attorneys' fees) in connection with any and all actions or threatened actions arising out of the performance of the Services, except in circumstances where the party who would otherwise be indemnified hereunder has not met the standard of care described in the preceding sentence. In no event shall Orbital or its directors, officers or employees be liable for any indirect, special or consequential damages in connection with or arising out of the performance of the Services.
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         Section 1.3 - Quality of Services.  The parties agree to cooperate in good faith to resolve on a commercially reasonable basis any disputes that may arise under this Agreement.


SECTION 2 - PROVISION OF OFFICE SPACE

         Section 2.1. - Office Space. Orbital shall provide to ORBCOMM Global, for its use, the following office space (including the right to use all conference rooms and common space on an as available basis) (including future office space described in Section 2.2, "Future Office Space"):

                 (a) All useable space currently occupied by ORBCOMM Global (including any affiliates or consultants) in the Steeplechase Office Building located at 21700 Atlantic Boulevard, Dulles, Virginia and in the High Bay Building located at 21830 Atlantic Boulevard, Dulles, Virginia.

         Section 2.2. - Future Office Space.       Orbital shall use all
commercially reasonable efforts to provide such available office or laboratory space in Orbital-owned or -leased facilities to ORBCOMM Global as ORBCOMM Global may reasonably request.

         Section 2.3 - Compliance with Leases. ORBCOMM Global agrees to comply with, and shall benefit from, the terms and conditions of any leases or similar instruments relating to any facilities in which Orbital provides ORBCOMM Global space under this Agreement. At ORBCOMM Global's request, Orbital shall provide ORBCOMM Global with copies of such leases or instruments, including any amendments.


SECTION 3 - TERM OF AGREEMENT

         Subject to the provisions of Section 4 hereof, the term of this Agreement shall commence on January 1, 1997 and shall continue so long as any of the categories of Services or Office Space is provided by Orbital to ORBCOMM Global (the "Term"); provided that, unless otherwise provided regarding insurance in Schedule 2, ORBCOMM Global shall have the right to terminate the provision by Orbital of any or all of the Services on furnishing Orbital ninety
(90) days prior written notice, and provided further that ORBCOMM Global shall have the right to terminate the provision by Orbital of any Office Space occupied by ORBCOMM Global only upon the expiration of the lease relating to such Office Space. Upon any termination, Orbital shall invoice ORBCOMM Global for payment in accordance with Section 4.


SECTION 4 - PRICE

         Section 4.1 - Office Space. The total price per month for the Office Space in any facility shall be based on ORBCOMM Global's occupied useable square footage as a percentage of total useable square footage in such facility occupied by ORBCOMM Global and shall be equal to





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ORBCOMM Global's pro rata portion of all Orbital's monthly costs and expenses relating to the applicable facility, including but not limited to, rent, mortgage (including interest), operating expenses, taxes, building maintenance, utilities, janitorial services, landscaping, management fees and leasehold improvement amortization for interior buildout.

         Section 4.2 - Use and Occupancy Services. Except as otherwise provided in Schedule 1, ORBCOMM Global shall compensate Orbital for the Use and Occupancy Services as described in Schedule 1 on a cost reimbursable basis pursuant to this Section 4.2. Under this Section 4.2, "cost" is based on an allocation to ORBCOMM Global of a portion of the "use and occupancy cost pool" calculated by Orbital, which allocation shall be based on ORBCOMM Global's pro rata share of the entire pool's productive labor expenses (defined as gross labor less personal leave, holiday pay and miscellaneous leave). Orbital shall provide monthly to ORBCOMM Global a budget versus actual variance report in order to update the status of pool expenses. When ORBCOMM Global is no longer receiving any of the services or using any of the assets described in Schedule 1, then ORBCOMM Global shall no longer be required to pay Orbital under this
Section 4.2

         Section 4.3 - Administrative and Executive Management Services.
Except as otherwise provided in Schedule 2, ORBCOMM Global shall compensate Orbital for the Administrative and Executive Management Services as specified in Schedule 2 on a cost reimbursable basis, based upon costs actually incurred. Costs actually incurred are based on a salaried rate per hour plus fringe benefits and overhead.

         Section 4.4 - Additional Services. From time to time, Orbital may provide, at ORBCOMM Global's reasonable request, additional services that are not currently described in Schedule 1, subject to the parties prior agreement as to the determination of pricing in accordance with Section 4.2 or Section 4.3.

         Section 4.5 - Taxes. The prices set forth herein are exclusive of any state or local sales, use or property taxes (except to the extent included in the price charged for office space under Section 4.1 above), or taxes of a similar nature (excluding any income taxes payable on amounts earned by Orbital hereunder) that Orbital shall pay either directly to the taxing authority or as a reimbursement to the other party. Such taxes shall be due and payable by ORBCOMM Global as and when paid by Orbital.


SECTION 5 - PAYMENT TERMS

         Section 5.1 - Payment Date. Within fifteen (15) days after the end of each calendar month, Orbital shall invoice ORBCOMM Global for Services provided by Orbital to ORBCOMM Global, together with any unbilled or unpaid charges for any prior month. Such invoice shall set forth in detail information supporting the amount of such invoice and shall be due and payable by ORBCOMM Global within thirty (30) days of receipt thereof by ORBCOMM Global. ORBCOMM Global shall make payments to Orbital on the first business day of each month for the Office Space at the price per month determined under Section 4.1





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above.  To the extent practicable, Orbital shall cause vendors to directly bill
ORBCOMM Global for any services provided to ORBCOMM Global under this Agreement. Such bills shall be paid by ORBCOMM Global in accordance with their terms. Invoices for Office Space and Services not paid within thirty (30) days of receipt shall be considered delinquent and shall incur a 10% late fee, which will be based upon the outstanding amount due. Any such late fees incurred are due and payable by ORBCOMM Global upon receipt of notice of such delinquency.

         Section 5.2 - Outstanding Balances. On execution of this Agreement, ORBCOMM Global shall pay in full to Orbital $460,596.31, which is the amount of the billed and unpaid balance owed hereunder as of October 31, 1997.

         Section 5.3 - Maintenance of Records. Orbital shall maintain those records necessary to support the amount set forth on its invoices and the amount charged for the Office Space and Services.


SECTION 6 - MISCELLANEOUS

         Section 6.1 - Notices. All notices given under this Agreement must be in writing and sent by hand delivery, by overnight courier or by facsimile transmission (answerback received), to:

         ORBCOMM Global:

                 ORBCOMM Global, L.P.
                 21700 Atlantic Boulevard
                 Dulles, Virginia  20166
                 Telecopy:  (703) 406-3508
                 Attention:  Bart Snell
                             Chief Financial Officer

         Orbital:

                 Orbital Sciences Corporation
                 21700 Atlantic Boulevard
                 Dulles, Virginia  20166
                 Telecopy:  703-406-5000
                 Attention:  Michael P. Keegan
                             Corporate Controller

or to such other persons or addresses as either party may designate by written notice to the other. All such notices sent to Orbital or ORBCOMM Global shall be effective on the date of actual receipt.

         Section 6.2 - Binding Effect; Assignment. This Agreement shall be binding on the parties and their permitted successors and assigns. Neither this Agreement nor any interests or





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obligations hereunder shall be assigned or transferred (by operation of law or otherwise) to any person without the prior consent of the other party.

         Section 6.3 - Entire Agreement. This Agreement and all attachments (which are hereby made part of this Agreement) contain the entire understanding between ORBCOMM Global and Orbital and supersede all prior written and oral understandings relating to the subject hereof. No representations, agreements, modifications or understandings not contained herein shall be valid or effective unless agreed to in writing and signed by both parties. Any modification or amendment of this Agreement must be in writing and signed by both parties.

         Section 6.4 - Governing Law. The construction, interpretation and performance of this Agreement, as well as the legal relations of the parties arising hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict or choice of law provisions thereof. Neither party may bring any action for a claim under this Agreement later than one (1) year after the termination or expiration of this Agreement.

         Section 6.5 - Waiver. It is understood and agreed that no failure or delay by either ORBCOMM Global or Orbital in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any conditions of any term or condition. All waivers must be in writing and signed by the party sought to be bound.

         Section 6.6 - Severability. If any part of this Agreement shall be held invalid or unenforceable, such determination shall not affect the validity or enforceability of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated.

         Section 6.7 - Headings. Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.





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         IN WITNESS WHEREOF, the parties have caused this Administrative
Services Agreement to be executed as of the day and year first above written.

                           ORBITAL SCIENCES CORPORATION


                           By:
                              ---------------------------------
                                Name:   Jeffrey V. Pirone
                                Title:  Senior Vice President and
                                        Chief Financial Officer



                           ORBCOMM GLOBAL, L.P.



                           By:
                              ---------------------------------
                                Name:   Alan L. Parker
                                Title:  President and Chief Executive Officer





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                                   SCHEDULE 1

                            USE & OCCUPANCY SERVICES


MIS - ORBCOMM Global shall have access to Orbital's data processing system during all such times as Orbital's system is in operation and in accordance with Orbital's customary practices. Orbital personnel shall provide to ORBCOMM Global data processing support services (including but not limited to hardware and software maintenance and upgrades, LAN connections and maintenance, data backup and recovery, etc.) in accordance with the Support Level Agreement between Orbital and ORBCOMM Global.

Security and Facilities Support - Orbital shall provide security for the Office Space to ORBCOMM Global in a manner consistent with Orbital's customary practice. Orbital shall provide mail room and mail distribution services (including postage and shipping) and janitorial and other facility maintenance services to ORBCOMM Global in a manner consistent with Orbital's customary practice. Special shipping requirements of ORBCOMM Global, including but not limited to, postage for mass mailings and package expenses exceeding $100, will be billed directly to ORBCOMM Global at cost on actual use.

Supplies and Furniture - Orbital shall provide to ORBCOMM Global all standard office support requirements (including but not limited to office supplies including paper, pencils, pens, etc.) and provide ORBCOMM Global employees with standard office furniture and associated equipment in a manner consistent with Orbital's customary practice. ORBCOMM Global shall reimburse Orbital for any increased cost associated with the purchase of non-standard office furniture, supplies and equipment.

Cafeteria Services - Orbital shall provide ORBCOMM Global employees with access to and use of the cafeteria located in the Office Space.

Graphics and Duplication Services - Orbital shall provide ORBCOMM Global the services of Orbital's graphics department and reasonable access to and use of all Orbital color and non-color photocopy equipment. EFFECTIVE JULY 1, 1997, COLOR PHOTOCOPY EQUIPMENT LEASE AND USE EXPENSES SHALL BE CHARGED AS AN ADMINISTRATIVE SERVICE. SEE GRAPHICS AND DUPLICATION SERVICES ON SCHEDULE 2.

Taxes - Orbital shall maintain appropriate and necessary records, and shall remit such records to ORBCOMM Global as requested by ORBCOMM Global, to enable ORBCOMM Global to determine all property, sales and use taxes attributable to ORBCOMM Global, in a manner consistent with Orbital's customary practice. ORBCOMM Global shall be responsible for appropriate, necessary and timely tax filings and remittances, and shall hold Orbital harmless in the event it does not exercise due care in fulfilling this responsibility.

Telephone Switchboard and Communication Services - Orbital shall provide general receptionist services to ORBCOMM Global and provide access to local, long distance and





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WATS service telephone lines and equipment used to access such communication services of the type used by ORBCOMM employees on the date of this Agreement. Orbital shall remain responsible for such communications equipment, including taking all reasonable actions to assure that such equipment remains in good working order.

Parking - Orbital shall provide parking space in the Office Space parking lots for each employee of ORBCOMM Global, except that a total of seven parking spaces in the Steeplechase building underground parking garage will be provided for members of ORBCOMM Global's executive management.

Beverages - Orbital shall provide employees of ORBCOMM Global coffee and soft drinks in the same manner as such items are available to Orbital employees.

Training - Orbital shall provide employees of ORBCOMM Global access to any general facility related training programs sponsored by Orbital including but not limited to sexual harassment and EEOC training, management training and IS software training.





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                                   SCHEDULE 2

                            ADMINISTRATIVE SERVICES


Accounting - ORBCOMM Global shall have access to Orbital's DELTEK accounting system during all such times as such system is in operation and in accordance with Orbital's customary practices. Orbital personnel shall provide to ORBCOMM Global support services for the DELTEK accounting system. ORBCOMM Global shall reimburse Orbital for the DELTEK site license. The provision by Orbital of this service shall terminate on December 31, 1997.

Payroll Processing - Orbital shall provide all payroll processing services (including but not limited to timesheet collection and data entry, labor distribution report preparation and distribution, payroll check preparation and distribution, payroll withholding calculations, deposits and reporting, etc.) to ORBCOMM Global in a manner consistent with Orbital's customary practice.

Purchasing, Receiving and Shipping/Accounts Payable - Orbital shall provide all purchasing services (including but not limited to purchase request collection and data entry, purchase order preparation and ordering, goods receiving and verification, property control and storage, accounts payable voucher processing, cash disbursement and check preparation and distribution, etc.) to ORBCOMM Global in a manner consistent with Orbital's customary practice.

Access to Orbital Accounting Records - Orbital shall provide representative(s) of ORBCOMM Global, who shall be designated in writing by ORBCOMM Global at least seven (7) days in advance, access to all appropriate accounting records of Orbital relating to ORBCOMM Global in a manner that allows such representative(s) to obtain any and all accounting information relating to the books and records of ORBCOMM Global, in a manner consistent with Orbital's customary practice.

Personnel Services - Orbital shall provide all personnel services (including but not limited to recruiting services, relocation services, new employee administration, etc.) to ORBCOMM Global in a manner consistent with Orbital's customary practice.

Insurance - Orbital shall provide (a) health insurance, (b) property and casualty insurance, (c) workers compensation insurance, (d) auto liability insurance, (e) general liability insurance, (f) fiduciary liability insurance,
(g) employee dishonesty insurance, (h) transit insurance and (i) aviation products insurance to ORBCOMM Global until such time that ORBCOMM Global can commercially procure its own insurance at a rate close to Orbital's, or at such time the partners of ORBCOMM Global determine that ORBCOMM Global should obtain its own insurance. The insurance described above shall be provided on a cost-reimbursable basis.

A decision to not include ORBCOMM Global's employees in Orbital's health plan must be made in September for the upcoming insurance year. A decision to not include ORBCOMM in Orbital's property and casualty insurance must be made by January 15 of the applicable year.





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To the fullest extent permissible under the terms of the relevant insurance policies, Orbital shall continue to allow ORBCOMM Global employees to participate and have the coverage provided by the insurance policies in a manner consistent with current practice until such time Orbital, with agreement by ORBCOMM Global, determines otherwise. Orbital shall provide administrative services with respect to ORBCOMM Global's 401(k) plan. Orbital shall provide to ORBCOMM Global all benefit management and administration services with respect to the foregoing in a manner consistent with Orbital's customary practice.

Graphics and Duplication Services - Effective July 1, 1997 Orbital shall provide ORBCOMM Global the use of all Orbital color photocopy equipment under this Administrative Services category.

Special Services - Upon the request of ORBCOMM Global from time to time, Orbital shall provide executive management services (including but not limited to legal advice, financial advice, operating advice, public relations support, regulatory support, lobbying activities, government relations support, etc.) to ORBCOMM Global in a manner consistent with Orbital's customary practice.


General Administration - Services provided by Orbital with respect to administering this Agreement shall be charged under this category.





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